UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2011

AE BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

 (408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 1, 2011, AE Biofuels, Inc. (the “Company”) completed the acquisition of Zymetis, Inc., a Delaware corporation pursuant to Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, AE Biofuels Americas, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Zymetis, Inc., a Delaware corporation (“Zymetis”), pursuant to which Merger Sub was merged with and into Zymetis with Zymetis surviving as a wholly-owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, the Company acquired all of the outstanding shares of capital stock of Zymetis in exchange for 6,673,555 shares of common stock of the Company (the “Merger Shares”).  The Merger Shares are being issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”), by reason of Regulation D, Rule 506 promulgated thereunder.  The Company does not consider the Merger to meet the reporting requirements as set forth in Item 2.01 of Form 8-K.

Item 7.01 Regulation FD Disclosure.

On July 6, 2011, the Company issued a press release announcing the acquisition of Zymetis, Inc., as disclosed under Item 3.02 of this Current Report.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The information contained herein and the attached exhibit are furnished under this Item 7.01 of this Current Report and are furnished to, but for purposes of Section 18 of the Securities Exchange Act of 1934 shall not be deemed filed with, the Securities and Exchange Commission. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated therein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AE Biofuels, Inc.

Date: July 6, 2011	By:	/s/ Eric A. McAfee
Eric McAfee
Chief Executive Officer